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                                                                      Exhibit 11

                             SUMMIT TECHNOLOGY, INC.

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                                                   THREE MONTHS                    NINE MONTHS
                                                                ENDED SEPTEMBER 30,             ENDED SEPTEMBER 30,
(IN THOUSANDS, EXCEPT PER SHARE  AMOUNT                        1997             1996           1997            1996
----------------------------------------------------------------------------------------------------------------------

Net income (loss) from continuing operations                 $     24        $    584        $  1,196        $ (5,108)
Loss from discontinued operations                              (3,340)         (4,524)         (3,340)        (14,367)
Gain on sale of discontinued operations                        10,711               -          10,711               -
                                                             --------        --------        --------        --------
Net income (loss)                                            $ (7,395)       $ (3,940)          8,567        $(19,475)
                                                             --------        --------        --------        --------

PRIMARY INCOME (LOSS) PER SHARE:
Weighted average common shares outstanding                     31,256          30,963          31,146          30,950
Weighted average stock options outstanding                        169               -             168               -
                                                             --------        --------        --------        --------
Total weighted average common shares outstanding               31,425          30,963          31,314          30,950
                                                             --------        --------        --------        --------

Net income (loss) per share from continuing operations       $      -        $    .02        $    .04        $   (.17)
Loss per share from discontinued operations                      (.10)           (.15)           (.10)           (.46)
Gain on sale of discontinued operations                           .34               -             .34               -
                                                             --------        --------        --------        --------
Net income per share                                         $    .24        $   (.13)       $    .28        $   (.63)
                                                             --------        --------        --------        --------

FULLY DILUTED INCOME (LOSS) PER SHARE:
Weighted average common shares outstanding                     31,256          30,962          31,146          30,950
Weighted average stock options outstanding                        242              53             220             195
                                                             --------        --------        --------        --------
Total weighted average common shares outstanding               31,498          31,015          31,366          31,145
                                                             --------        --------        --------        --------

Net income (loss) per share from continuing operations       $      -        $    .02        $    .04        $   (.17)
Loss per share from discontinued operations                      (.10)           (.15)           (.10)           (.46)
Gain on sale of discontinued operation                            .34               -             .34               -
                                                             --------        --------        --------        --------
Net loss per share                                           $    .24        $   (.13)       $    .28        $   (.63)
                                                             --------        --------        --------        --------



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